Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of July 3, 2021

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	3Z Telecom, Inc.	Florida
2	Acterna LLC	Delaware
3	Acterna WG International Holdings LLC	Delaware
4	Viavi Solutions LLC (f.k.a Aeroflex Wichita, Inc.)	Delaware
5	JDSU Acterna Holdings LLC	Delaware
6	Optical Coating Laboratory, LLC	Delaware
7	RPC Photonics, Inc.	Delaware
8	TTC International Holdings, LLC	Delaware
9	Viavi Solutions Licensing LLC	Delaware
INTERNATIONAL
10	Acterna France SAS	France
11	Viavi Solutions Ireland Limited	Ireland
12	Aeroflex Limited (UK)	United Kingdom
13	Aeroflex Asia Pacific Ltd.	England and Wales
14	Aeroflex Asia Ltd.	Hong Kong
15	Aeroflex Technologies SA	Spain
16	Aeroflex SRL	Italy
17	Aeroflex Systems Pvt Ltd.	India
18	Expandium SAS	France
19	Flex Co., Ltd.	Beijing
20	JDSU Benelux B.V.	Netherlands
21	Viavi Solutions do Brasil Ltda	Brazil
22	JDSU Holdings GmbH	Germany
23	JDSU International GmbH	Germany
24	Trilithic Asia Company Limited	Thailand
25	TTC Asia Pacific Ltd.	Hong Kong
26	Viavi Solutions (Beijing) Co., Ltd.	Beijing
27	Viavi Solutions (Greater China) Limited	Hong Kong
28	Viavi Solutions (Hong Kong) Limited	Hong Kong
29	Viavi Solutions (Shenzhen) Co., Ltd.	China
30	Viavi Solutions (Suzhou) Co., Ltd.	China
31	Viavi Solutions AB	Sweden
32	Viavi Solutions Australia Pty Ltd.	Australia
33	Viavi Solutions Austria GmbH	Austria
34	Viavi Solutions Canada ULC	Canada
35	Viavi Solutions Cayman Ltd.	Cayman Islands
36	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
37	Viavi Solutions Deutschland GmbH	Germany
38	Viavi Solutions France SAS	France
39	Viavi Solutions GmbH	Germany
40	Viavi Solutions India Pvt. Ltd.	India
41	Viavi Solutions Italia S.R.L.	Italy
42	Viavi Solutions Japan K.K.	Japan
43	Viavi Solutions Korea Ltd.	Korea
44	Viavi Solutions Sp.z.o.o.	Poland
45	Viavi Solutions Romania SRL	Romania
46	Viavi Solutions Singapore Pte. Ltd.	Singapore
47	Viavi Solutions Spain, S.L.	Spain
48	Viavi Solutions UK Limited	United Kingdom
49	Viavi Solutions World Holdings GmbH & Co KG	Germany